                                                                 Exhibit 1.2




                           CANARGO ENERGY CORPORATION

                        25,000,000 SHARES OF COMMON STOCK

                            PLACEMENT AGENT AGREEMENT
                             (International Version)

                                                      September __, 2004


ABG Sundal Collier Norge ASA
As Representative of the several
  Agents named in
  Schedule I attached hereto
P.O. Box 1444
0115 Oslo
Norway


Ladies and Gentlemen:


            The undersigned, CanArgo Energy Corporation, a Delaware corporation (the "Company"), proposes to issue and sell up to 25,000,000 shares (the "Securities") of common stock, par value $0.10 per share, of the Company ("Common Stock"), in Norway, Switzerland and Sweden (subject to adjustment by the International Representative as described below). The Securities are more fully described in the Prospectus referred to below. The Securities will be sold by two separate groups of placement agents, the "International Syndicate" consisting of you as lead International placement agent Orion Securities Inc. (the "Canadian Agent") and the other agents set forth on Schedule I hereto (you, the Canadian Agent, and these agents are collectively referred to as the "Agents") and the "U.S. Syndicate" consisting of ABG Sundal Collier Inc. as lead U.S. placement agent (the "U.S. Representative"), Orion Securities (USA) Inc. and Aton Securities, Inc.

            It is understood by all the parties that the Company is concurrently entering into this agreement (the "Agreement") and a substantially identical agreement (the "U.S. Placement Agent Agreement") providing for the sale by the Company of up to 57,500,000 shares of Common Stock through arrangements with the U.S. Syndicate (the "U.S. Agents"), for which the U.S. Representative is acting as representative; provided, however, that the aggregate amount of Common Stock sold by the International Syndicate outside the United States under this Agreement and the U.S. Syndicate in the United States under the U.S. Placement Agent Agreement shall not exceed 75,000,000 shares. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Placement Agent Agreement are hereby made conditional on one another.

            The International Syndicate will offer shares solely in Norway, Canada, Switzerland and Sweden , and the U.S. Syndicate will offer shares solely in the United States, provided that the Securities offered and sold by the International Agents shall be offered and sold on the same economic terms as set forth herein. The total amount of Securities available for sale in Norway, Switzerland and Sweden by the International Agents will be up to 25,000,000 (subject to adjustment by the International Representative as set forth in the Agreement between Syndicates (as defined below)). The U.S. Syndicate and the International Syndicate are simultaneously herewith entering into an Agreement between them (the "Agreement between Syndicates"), which provides, among other things, that the International Representative shall act as global arranger and coordinator for the offering of Securities, and the procedures to be followed by the International Representative in connection therewith.

            One U.S. form and several international forms of prospectuses are to be used in connection with the offering and sale of the Securities contemplated by the foregoing, the former relating to the Securities to be offered and sold by the U.S. Agents in the United States and the Securities sold by the International Syndicate in Canada (when used in connection with Securities offered and sold in Canada, such prospectus shall include such annexes, additional cover pages and substitute pages as required by local law (the "Canadian Offering Memorandum")), and the latter relating to the Securities to be offered and sold by the International Syndicate other than in Canada. The international forms of prospectus will be substantially identical to the U.S. prospectus, except for certain annexes, additional cover pages and substitute pages as included or referred to in the registration statement and amendments thereto mentioned below and required by local law. Except as used in Sections 1, 4, 5 and 11 herein, and except as the context may otherwise require, reference herein to the Securities shall include all of the Securities which may be offered and sold pursuant to either this Agreement or the U.S. Placement Agent Agreement. References herein to any prospectus, whether in preliminary or final form, and whether as amended or supplemented, shall include the International and U.S. versions thereof.

            The Company hereby confirms its agreement with each of you and the other Agents as follows:

            1. Introductory. Subject to the terms and conditions contained in this Agreement, the Company hereby appoints each of the Agents as its agent for the purpose of soliciting offers to purchase, and each of the Agents agrees to use its reasonable best efforts to solicit, offers to purchase the Securities upon terms acceptable to the Company and in compliance with all applicable laws, rules and regulations. You will be acting, and have been appointed by the Agents, as selling agent for the Agents in connection with this Agreement and the transactions contemplated thereby. The Securities shall be sold on a best efforts basis, any and all, in accordance with the provisions of Section 4 hereof, with you placing such Securities with purchasers or permitting other Agents to sell on behalf of the Company such Securities to their customers.

            2. Definitions.  As used herein:

            "ACT" shall mean the United States Securities Act of 1933, as amended.

            "EFFECTIVE PROSPECTUS" shall mean the prospectus and any prospectus supplement included as part of the Registration Statement on the date when the Registration Statement became effective if the procedure in Rule 430A is followed.

            "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934.

            "FINAL PROSPECTUS" shall mean the prospectus and any prospectus supplement included as part of the Registration Statement on file with the SEC when it shall become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, the prospectus and any prospectus supplement that discloses all the information that was omitted from the prospectus and any prospectus supplement on the effective date pursuant to such Rule 430A, and in either case, together with any changes contained in any prospectus and prospectus supplement filed with the SEC by the Company after the effective date of the Registration Statement.

            "INTERNATIONAL PROSPECTUS" shall mean the Canadian Offering Memorandum and any other prospectus to be used by the International Syndicate (by way of clarification, including the Norwegian Prospectus).

            "NORWEGIAN PROSPECTUS" shall mean the prospectus dated June 28, 2004 and any annexes and exhibits thereto as filed with and approved by the Oslo Stock Exchange, and any supplements, amendments or addenda to that prospectus that have been filed with Oslo Stock Exchange after June 28, 2004.

            "PRE-EFFECTIVE PROSPECTUS" shall mean any prospectus and prospectus supplement included in the Registration Statement and in any amendments thereto prior to the effective date of the Registration Statement.

            "REGISTRATION STATEMENT" shall mean a registration statement on Form S-3 (Registration No. 333-115645) in respect of the Securities, prepared and filed with the SEC by the Company, including the prospectus, prospectus supplement, Part II, any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended at the time when it shall become effective and including any Rule 462 Registration Statement filed by the Company and any documents filed after the date of the Pre-Effective Prospectus, Effective Prospectus or the Final Prospectus , as the case may be, and incorporated by reference under the Exchange Act.

            "RULE 462 REGISTRATION STATEMENT" shall mean an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Act (including the exhibits thereto).

            "RULES AND REGULATIONS" shall mean the rules and regulations adopted by the SEC under either the Act or the Exchange Act, as applicable.

            "SEC" shall mean the United States Securities and Exchange
Commission.

            "SUBSIDIARY" and collectively, "SUBSIDIARIES" shall mean each subsidiary listed on Schedule II hereto.

            3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Agents that:

                  (a) A registration statement on Form S-3 (Registration No. 333-115645) in respect of the Securities has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and filed with the SEC; such registration statement and any amendment(s) thereto, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus and prospectus supplement contained therein, have been declared effective by the SEC in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the SEC. The Norwegian Prospectus has been filed with the Oslo Stock Exchange in conformity with Norwegian law and applicable rules and regulations and has been approved by the Oslo Stock Exchange in such form.

                  (b) The Company is not aware of any order issued by the SEC preventing or suspending the use of any Pre-Effective Prospectus and to the Company's knowledge no proceeding for that purpose has been initiated or threatened by the SEC. The Company is not aware of any order issued by the Oslo Stock Exchange preventing or suspending the use of the Norwegian Prospectus, and to the Company's knowledge no proceeding for that purpose has been initiated or threatened by the Oslo Stock Exchange.

                  (c) The documents which are incorporated by reference in the Effective Prospectus and Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents when they were filed (or, if amendments with respect to such documents were filed, when such amendments were filed) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Effective Prospectus as amended or supplemented to relate to a particular issuance of Securities.

                  (d) The Registration Statement and the Effective Prospectus and Final Prospectus conform, and at any time that the Pre-Effective Prospectus was required to be delivered in connection with the solicitation of offers by the Agents or the U.S. Agents or a dealer conformed, in all material respects to the requirements of the Act, and the Rules and Regulations thereunder and do not, as of the applicable effective date as to the Norwegian Prospectus and any amendment thereto and as of the applicable filing date as to the Norwegian Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Registration Statement, Effective Prospectus, Final Prospectus or the Norwegian Prospectus as amended or supplemented to relate to a particular issuance of Securities. The Norwegian Prospectus conforms, and at any time that it was required to be delivered in connection with the solicitation of offers by the Agents conformed, in all material respects with Norwegian law and applicable rules and regulations and do not, as of the applicable effective date as to the Norwegian Prospectus and any amendment thereto and as of the applicable filing date as to the Norwegian Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Norwegian Prospectus as amended or supplemented to relate to a particular issuance of Securities.

                  (e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Effective Prospectus and Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Effective Prospectus, the Final Prospectus and any International Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Effective Prospectus the Final Prospectus and any International Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations or, to the Company's knowledge, future prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Effective Prospectus, the Final Prospectus and any International Prospectus.

                  (f) The Company and each of its consolidated subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Effective Prospectus, the Final Prospectus and any International Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification (except where the failure so to qualify will not subject it to material liability or disability).

                  (g) The Company has an authorized capitalization as set forth in the Effective Prospectus, the Final Prospectus and any International Prospectus and such authorized capital stock conforms in all material respects as to legal matters to the description thereof set forth in the Effective Prospectus, the Final Prospectus and any International Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of each consolidated subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, and except as disclosed in the Effective Prospectus, the Final Prospectus and any International Prospectus there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its consolidated subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such consolidated subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options and there are no restrictions on subsequent transfers of the Securities.

                  (h) The Securities have been duly and validly authorized by all necessary corporate action; other than as set forth on Schedule III hereto, no consent, authorization, order, license or approval of any governmental authority is required by the Company to execute, issue, sell or deliver the Securities, except for any consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws in connection with the distribution of the Securities in the manner contemplated hereby; and, when issued and delivered against payment therefor pursuant to this Agreement and the U.S. Placement Agent Agreement, will be duly and validly issued and fully paid and non-assessable, and will be substantially in the form filed as an exhibit to the Registration Statement and any International Prospectus and will conform in all respects to the descriptions thereof contained in the Effective Prospectus, the Final Prospectus and any International Prospectus as amended or supplemented; and the Securities are duly listed for trading on the Oslo Stock Exchange.

                  (i) Other than as disclosed in the Effective Prospectus and the Final Prospectus, the Company and each of its subsidiaries have conducted their businesses and are in compliance in all material respects with all applicable laws and regulations, including, without limitation, all requirements under the Exchange Act and all Rules and Regulations, except such laws and regulations the noncompliance of which would not have a material adverse effect on the Company and its subsidiaries considered as a whole.

                  (j) Neither the Company nor any subsidiary is in breach or violation of, and the issue and sale of the Securities, the compliance by the Company with this Agreement and the U.S. Placement Agent Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the material property or assets of the Company or any of its subsidiaries is subject (each, a "Material Contract"); (B) any provisions of the certificate or articles of incorporation or the by-laws or other similar organizational documents of the Company or any subsidiary or (C) any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its material properties, in each case (other than in a case under clause B of this subsection (j)) the conflict, breach, violation or default of which would have a material adverse effect on the Company and its subsidiaries considered as a whole, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body or party to any Material Contract is required for the execution, delivery and performance by the Company of this Agreement and the U.S. Placement Agent Agreement, for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement and the U.S. Placement Agent Agreement, except such as have been, or will have been prior to the commencement date of the offering of the Securities, obtained under the Act and the Rules and Regulations thereunder and such consents, approvals, authorizations, registrations or qualifications as may be required under the laws of the applicable jurisdiction in connection with the distribution of the Securities in the manner contemplated hereby. Each Material Contract is in full force and is the legal, valid, and binding obligation of the Company or its subsidiaries and to the Company's knowledge, the other parties thereto and is enforceable as to them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and such unenforceability of Material Contracts which would not have a material adverse effect on the Company and its subsidiaries considered as a whole.

                  (k) Other than as set forth in the Effective Prospectus, the Final Prospectus and any International Prospectus, the Company is not aware of any legal, governmental or other proceedings, formal or informal, pending to which the Company or any of its subsidiaries is a party or to which any material property of the Company or any of its subsidiaries is subject, which are of a character which are required to be disclosed in the Effective Prospectus, the Final Prospectus and any International Prospectus or the existence of which has a material adverse effect on the Company and its subsidiaries considered as a whole which have not been properly disclosed therein; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (l) Immediately after any sale of Securities by the Company hereunder, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder and of any securities of the Company (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement and any International Prospectus will not exceed the amount of securities registered under the Registration Statement and any International Prospectus.

                  (m) The consolidated financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Effective Prospectus, the Final Prospectus and any International Prospectus fairly present in all material respects with respect to the Company and its consolidated subsidiaries the consolidated financial position and the consolidated results of operations and cash flows at the respective dates and for the respective periods to which they apply in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with applicable Rules and Regulations under the Exchange Act) consistently applied (except as stated therein) throughout the periods involved. The accountants whose report on the audited financial statements is filed with the SEC as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Effective Prospectus, the Final Prospectus and any International Prospectus were, independent certified public accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Act and the Rules and Regulations. No other financial statements are required by Form S-3 or otherwise to be included in the Registration Statement or the Effective Prospectus, the Final Prospectus and any International Prospectus. The above-referenced accountants are registered with the Public Company Accounting Oversight Board.

                  (n) Neither the Company nor any subsidiary has, to the Company's knowledge, infringed, is infringing, or has received notice of infringement with respect to asserted intangibles of others which in each case is reasonably likely to have a material adverse effect on the Company and its subsidiaries considered as a whole. To the knowledge of the Company or any subsidiary, there is no infringement of others which has had or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company and the subsidiaries taken as a whole.

                  (o) The Company has all requisite power and authority to execute, deliver, and perform this Agreement and the U.S. Placement Agent Agreement and any agreement entered into and executed in connection therewith, and to issue, sell and deliver the Securities in accordance with and upon the terms and conditions set forth in this Agreement and the U.S. Placement Agent Agreement. All necessary corporate proceedings of the Company or any subsidiary have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement and the U.S. Placement Agent Agreement, and the issuance, sale, and delivery of the Securities in accordance herewith. This Agreement and the U.S. Placement Agent Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (p) In addition to and not in limitation of Section 3(aa), neither the Company nor any of its officers, directors, or affiliates (as defined in the Rules and Regulations) has taken or will take, directly or indirectly, prior to the termination of the selling group contemplated by this Agreement, any action in violation of any applicable law or regulation designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities.

                  (q) The conditions for use of Form S-3 have been satisfied with respect to the Registration Statement.

                  (r) No stamp or other issuance or transfer taxes and no capital gains, income, withholding or other taxes are payable by or on behalf of the Agents or the International Agents to any government or any political subdivision or taxing authority in connection with the sale and delivery by the Company and the Agents and the U.S. Agents of the Securities to the purchasers thereof.

                  (s) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" or an entity controlled by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  (t) The Company and its consolidated subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in either case that is material to the Company and its consolidated subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Effective Prospectus and Final Prospectus or such as do not materially interfere with the use made or proposed to be made of such property by the Company and its consolidated subsidiaries.

                  (u) No relationship, direct or indirect, exists between or among the Company or any of its consolidated subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its consolidated subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Effective Prospectus, the Final Prospectus and any International Prospectus which is not so described.

                  (v) Except as described in the Effective Prospectus and Final Prospectus and as described in Schedule IV hereto, no person has the right to require the Company to register any securities for offering and sale under the Act by reason of the filing of the Registration Statement with the SEC, the filing of the Norwegian Prospectus with the Oslo Stock Exchange or the issue and sale of the Securities.

                  (w) Other than as previously disclosed through a filing with the SEC or in the Effective Prospectus and Final Prospectus, the Company and its consolidated subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Effective Prospectus and Final Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary.

                  (x) There are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  (y) The Company and its consolidated subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its consolidated subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

                  (z) The Company and its consolidated subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the underground and ground surface extraction of minerals (including but not limited to oil and gas) ("Mineral Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Mineral Laws to conduct their respective businesses as they are currently conducted,
      (iii) have entered into valid and legally binding contracts with the appropriate government agencies and other third parties to conduct their mineral extraction activities as they are currently conducted, and (iv) are in compliance with all terms and conditions of any such contract, permit, license or approval, except where such noncompliance with Mineral Laws, failure to receive required permits, licenses or other approvals, failure to enter into appropriate contracts, or failure to comply with the terms and conditions of such contracts, permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

                  (aa) There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and other extensions of credit and Sections 302 and 906 related to certifications.

            4. Offering, Sale and Delivery of the Securities. On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to permit (i) you as the Representative of the several Agents and (ii) the several Agents, and you and the Agents agree, severally and not jointly, to solicit offers on a best efforts basis, any and all, (provided that the minimum amount of each offer shall not be less than the equivalent of USD $60,000 (in any case more than the equivalent in US$ of Euro 40,000) to purchase Securities up to an aggregate amount set forth opposite the name(s) of the Agents on
Schedule I hereto or as determined by the International Representative upon the terms and conditions set forth herein and in the Final Prospectus at a purchase price per share of $_______ (net of commissions payable to the Agents of 6% or $______ per share); provided that subject to the sale of the aggregate amount of the Securities listed in Schedule I the aggregate amount of commissions to be earned under this Agreement by you and the Agents shall be $_______.

            Each sale of Securities shall be made by you or the other Agents as agent for the Company and shall be made in accordance with the terms of this Agreement. The offering of the Securities by the Company hereunder and your and the other Agents' agreement to solicit offers for the purchase and sale of the Securities shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein and shall be subject to the terms and conditions herein.

            Payment for the Securities sold by the Agents on behalf of the Company shall be made by wire transfer in immediately available funds to the account specified by the Company to you on _____, 2004, or at such other time on the same or such other date, not later than the third Business Day thereafter, as you and the Company may agree upon in writing. The time and date of such payment for the Securities sold by you on behalf of the Company is referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City, New York, United States and Oslo, Norway.

            Payment for the Securities to be purchased on the Closing Date shall be made against delivery to you for the account of the Agents of the Securities to be purchased on such date registered in such names and in such denominations as you shall request in writing not later than two full Business Days prior to the Closing Date with any transfer taxes payable in connection with the transfer to you and the Agents of the Securities sold by the Agents duly paid by the Company.

            5. Offering. The Agents are to solicit offers for the Securities outside the United States utilizing the applicable International Prospectus as then amended or supplemented which has been most recently delivered to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted under applicable laws and rules and regulations and permitted or contemplated in the applicable International Prospectus as then amended or supplemented and herein. The Agents are not authorized to give any information or to make any representation not contained in the applicable International Prospectus or, in the case of the Canadian Offering Memorandum, the documents incorporated by reference or specifically referred to therein and upon the Registration Statement becoming effective, the Effective Prospectus and the Final Prospectus, in connection with the offer and sale of the Securities. The

Agents will not use and distribute any additional marketing materials in connection with any offer or sale of the Securities other than materials expressly approved by the Company for such use and distribution.

            The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Securities without your and our prior written consent. Unless otherwise instructed by the Company, you shall communicate to the Company, orally or in writing, each offer to purchase Securities. The Company shall have the sole right to accept offers to purchase Securities and may reject any proposed offers to purchase Securities in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company agrees to pay to you for soliciting offers to purchase Securities, a commission in the amount of 6% or $_____ per share sold (a "Commission"). The actual aggregate amount of Commissions with respect to which the offering of Securities may entail will be set forth in the Prospectus Supplement included in the Final Prospectus. You and the other Agents will share in the above-mentioned Commissions in such proportions and upon such terms as you and they may agree.

            6. Covenants of the Company.  The Company covenants that it will:

                  (a) File the Final Prospectus within the time periods specified by the Act and to furnish copies of the Final Prospectus and any applicable International Prospectus to you in Oslo prior to 10:00 A.M., Oslo time (except in the case of the Canadian Offering Memorandum, which shall be delivered to the Canadian Agent prior to 10:00 A.M., New York time at the office of Fasken Martineau DuMoulin LLP) on the Business Day next succeeding the date that the Final Prospectus is duly filed with the SEC in such quantities as you may reasonably request and notify you or your counsel immediately (i) of the effectiveness of any post-effective amendment to the Registration Statement or the Norwegian Prospectus, (ii) of the transmittal to the SEC for filing of any supplement to the Final Prospectus or the Oslo Stock Exchange for filing any supplement to the Norwegian Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or each Pre-Effective Prospectus (other than with respect to documents which were incorporated by reference therein) or the Oslo Stock Exchange with respect to the Norwegian Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Pre-Effective Prospectus (other than with respect to documents which were incorporated by reference therein) or the Oslo Stock Exchange with respect to the Norwegian Prospectus and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the Oslo Stock Exchange with respect to the Norwegian Prospectus or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable.

                  (b) During the time when a prospectus relating to the Securities is required to be delivered hereunder or under the Act or the Rules and Regulations, comply so far as it is able with all requirements imposed upon it by the Act and the Exchange Act, as now existing and as hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the

      Securities in accordance with the provisions hereof and the Final Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered hereunder or under the Act or the Rules and Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Agents, the Registration Statement or the Effective Prospectus or Final Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Effective Prospectus or Final Prospectus to comply with the Act or the Rules and Regulations, the Company will immediately notify you and promptly prepare and file with the SEC an appropriate amendment or supplement (in form and substance reasonably satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible.

                  (c) The documents which are incorporated by reference in the Effective Prospectus or Final Prospectus, when they become effective or will be filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents when they will be filed (or, if amendments with respect to such documents will be filed, when such amendments will be filed) will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Effective Prospectus or Final Prospectus as amended or supplemented to relate to a particular issuance of Securities.

                  (d) The Registration Statement and the Effective Prospectus and Final Prospectus will conform, in all material respects to the requirements of the Act, and the Rules and Regulations and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Effective Prospectus and Final Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Effective Prospectus and Final Prospectus as amended or supplemented to relate to a particular issuance of Securities.

                  (e) Deliver without charge to you one signed copy of any post-effective amendment to the Registration Statement (including exhibits and documents which are incorporated by reference therein filed with such post-effective amendment, which exhibits and documents which are incorporated by reference therein need not be signed) other than post-effective amendments effected through the filing of documents which are incorporated by reference therein, and one signed copy of any supplement to the Effective Prospectus and Final Prospectus when such post-effective amendment or supplement is filed with the SEC, and deliver without charge to each of the several Agents such number of copies of the Effective Prospectus and Final Prospectus, the Registration Statement, amendments and supplements thereto, if any (without exhibits or documents which are incorporated by reference therein).

                  (f) Use its best efforts to maintain the qualification of, and to further qualify, the Securities for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may designate. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

                  (g) Make generally available (within the meaning of Section 11(a) of the Act and the Rules and Regulations) to its security holders or provide them with access (including, without limitation, through the EDGAR system) as soon as practicable but in any event no later than the date upon which the Company's first annual report on Form 10-K or quarterly report on Form 10-Q containing the information required by Rule 158 under the Act is due to be filed with the SEC (including any extension of such date after having properly filed a Form 12b-25 under the Exchange Act in respect thereof) an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Rules and Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Rules and Regulations) covering a period of at least twelve months ending on the last day of the period covered thereby.

                  (h) During a period of three years from the effective date of the Registration Statement, to furnish to you or provide you access (including, without limitation, through the EDGAR system) copies of all reports or other communications (financial or other) furnished or required to be furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the SEC or any national securities exchange.

                  (i) Apply the net proceeds received by it from the offering in the manner set forth under "Use of Proceeds" in the Final Prospectus.

                  (j) File no amendment or supplement to the Registration Statement or the Effective Prospectus or Final Prospectus at any time, unless such filing shall in all respects comply with the Act and the Rules and Regulations and unless you shall previously have been advised of such filing and furnished with a copy thereof, and you and counsel for the Agents shall have approved such filing in writing (which approval shall not be unreasonably withheld or delayed); provided however, that the provisions of this Section 6(j) shall not apply to the filing of documents which are incorporated by reference therein or pricing supplements to the Effective Prospectus or Final Prospectus or any other document relating to an offering of securities that are not Securities.

                  (k) For so long as a prospectus relating to the Securities is required to be delivered, comply in all respects with all registration, filing, and reporting requirements of the Exchange Act and applicable Norwegian securities legislation, which may from time to time be applicable to the Company, and maintain the Company's eligibility for use of Form S-3.

                  (l) Comply in all respects with all provisions of all undertakings contained in the Registration Statement.

                  (m) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Effective Prospectus or Final Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the U.S. Placement Agent Agreement, any securities of the Company that are substantially similar to the Securities, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Securities or any such substantially similar securities, the offer and sale of which, in your reasonable opinion, may be integrated with the offering of the Securities hereunder, without your prior written consent which shall not be unreasonably withheld or delayed (other than pursuant to stock option plans, pre-existing contractual obligations, or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, or subject to the Company informing you of the details prior to any such offering, an offering pursuant to Regulation S or of any Securities or any such substantially similar securities the offer and sale of which is not subject to integration under the Act or the Rules and Regulations with the offering of Securities hereunder).

            7. Payment of Expenses. The Company hereby agrees to pay all expenses in connection with (a) the preparation, printing, producing, filing, distribution, and mailing of each International Prospectus and any amendments or supplements thereto and the printing, filing, distribution, and mailing of this Agreement and the U.S. Placement Agent Agreement and related documents, including the cost of all copies thereof and of each International Prospectus and any amendments or supplements thereto and this Agreement, the U.S. Placement Agent Agreement, the Agreement between Syndicates and any other agreement among agents supplied to the Agents or the U.S. Agents in quantities as herein above stated, (b) the issuance, sale, and delivery of the Securities, including any transfer or other taxes payable thereon (other than any transfer or other taxes payable thereon in connection with any transfers thereof by the subscribers therefor), and (c) the qualification of the Securities under applicable non-U.S. securities laws, if any, including the fees of counsel for the Agents and the U.S. Agents and the disbursements in connection therewith. The Company also hereby agrees to pay (d) the fees and expenses of your firms of counsel, Advokatfirmaet Selmer DA, Holland & Knight LLP, Fasken Martineau

DuMoulin LLP, Ernst & Young Legal LLC, Ozannes and Koushos & Korfiotis, (e) the filing fees payable to the Oslo Stock Exchange, if any, and the jurisdictions in which such qualification is sought, (f) the cost of preparing stock certificates, (g) the cost and charges of any transfer agent or registrar, (h) all fees and expenses in connection with listing the Securities and making them eligible for trading on the Oslo Stock Exchange and the fees and expenses of any specialist firm therefor, (i) all reasonable out-of-pocket expenses incurred by you in connection with marketing of the Company (such as travel accommodations and other expenses) and marketing materials for the Securities upon production of appropriate invoices, and (j) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section upon production of appropriate invoices.

            8. Conditions of Agents' Obligations. The obligations of the several Agents to solicit offers for the Securities, as provided herein, shall be subject, in their discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement and the U.S. Placement Agent Agreement to be delivered to you, as of the date hereof, to the performance by the Company of its obligations hereunder, and to the following conditions:

                  (a) As of the date hereof, you shall have received the favorable opinion of Satterlee Stephens Burke & Burke LLP, special U.S. securities counsel for the Company, dated the date of delivery, addressed to you as representative of the Agents, and in form and scope satisfactory to counsel for the Agents, with reproduced copies or signed counterparts thereof for each of the Agents, to the effect that:

                  (i) The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus;

                  (ii) The Company has an authorized capitalization as set forth in the Final Prospectus;

                  (iii) To the knowledge of such counsel, the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification or where the failure so to qualify in such jurisdiction would subject the Company to material liability or disability;

                  (iv) To the knowledge of such counsel, other than as set forth in the Final Prospectus, there is no legal, governmental or other proceeding, formal or informal, pending or threatened to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject which is reasonably likely to have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its Subsidiaries, taken as a whole;

                  (v) This Agreement has been duly authorized, executed and
            delivered by the Company and constitutes the legal, valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms;

                  (vi) The Securities have been duly authorized and, when duly and executed, issued and delivered by the Company, and the Company receives payment therefor, as contemplated in the Final Prospectus and this Agreement, will be duly and validly issued and fully paid and non-assessable and the Securities will conform in all respects to the descriptions of common stock in the Final Prospectus as amended or supplemented; and the Securities to be sold by the Company will be listed and eligible for trading on the American Stock Exchange, subject to notification of issuance delivered to such Exchange by the Company;

                  (vii) Except for violations that would not have a material adverse effect on the Company and its subsidiaries considered as a whole, the issue and sale of the Securities, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of (1) the provisions of the Certificate of Incorporation or the By-Laws of the Company, as amended, or (2) any United States federal law or State of Delaware corporate statute or
            (3) to the knowledge of such counsel, any order of any United States federal or State of Delaware court or governmental agency or body;

                  (viii) Except such as have been obtained under the Act and the
            Rules and Regulations thereunder or such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws in connection with the distribution of the Securities in the manner contemplated in the Final Prospectus and the Agreement, no consent, approval, authorization, order, registration or qualification of or with any United States federal or State of Delaware court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement;

                  (ix) To the knowledge of such counsel, none of the employee stock option benefit plans set forth in Schedule V hereto contains any terms or provisions that prohibit, conflict with, trigger a default thereunder, or entitle any party thereto to terminate the agreement as a result of the issue and sale of the Securities and the granting and performance by the Company of its indemnification obligations hereunder;

                  (x) The documents incorporated by reference in the Final
            Prospectus (other than the financial statements, schedule, and other financial, engineering and statistical data therein or excluded therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the SEC (or, if amendments with respect to such documents were filed, such documents as so amended when such amendments were filed), as the case may be, complied as to form in all material respects with the requirements of the Act or the Securities Exchange Act, as applicable, and the Rules and Regulations thereunder; and nothing has come to their attention that would lead them to believe that any of such documents, when they became effective or were so filed (or, if amendments with respect to such documents were filed, such documents as so amended when such amendments were filed), as the case may be, contained, in the case of the Final Prospectus, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

                  (xi) Such counsel has been advised by the staff of the SEC that the Registration Statement has been declared effective under the Act, and, to the knowledge of such counsel, no stop order has been issued and no proceeding for that purpose has been instituted or threatened. The Registration Statement and the Final Prospectus as amended and supplemented and any further amendments and supplements thereto made by the Company prior to the date of such opinion comply as to form in all material respects with the requirements of the Act and the Rules and Regulations promulgated thereunder; and

                  (xii) Nothing has come to their attention that would lead them to believe that, as of the effective date, the Registration Statement or any further amendment or supplement thereto made by the Company prior to the date of such opinion contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading or that, as of the date of such opinion, the Final Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date of such opinion contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

            In rendering such opinion, (A) as to matters of fact, such counsel may rely, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and representations and warranties of the Company set forth herein, (B) with respect to any matters which involve compliance with Norwegian law of (i) the offer and sale of Securities and (ii) the Norwegian Prospectus, such counsel may rely on the opinion of Advokatfirmaet Selmer DA, (C)with respect to its opinion set forth in (x) above, such counsel may rely on the opinion of McGrigors Solicitors and (D), with respect to its opinion set forth in (xii) above, such counsel may rely on the opinions of McGrigors Solicitors and Advokatfirmaet Selmer DA.

                  (b) As of the date hereof, you shall have received the favorable opinion of McGrigors Solicitors, counsel to the Company, dated the date of delivery, addressed to you as representative of the Agents, and in form and scope satisfactory to counsel for the Agents, with reproduced copies or signed counterparts thereof for each of the Agents, to the effect that:

                  (i) To the knowledge of such counsel, other than as set forth in the Final Prospectus, there is no legal, governmental or other proceeding, formal or informal, pending or, to such counsel's knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject which is reasonably likely to have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its Subsidiaries, taken as a whole.

                  (ii) To the knowledge of such counsel, none of the agreements set forth in Schedule VI hereto contains any terms or provisions that prohibit, conflict with, trigger a default thereunder, or entitle any party thereto to terminate the agreement as a result of the issue and sale of the Securities and the granting and performance by the Company of its indemnification obligations hereunder.

                  (iii) To the knowledge of such counsel, as a matter of fact the written descriptions contained in the Registration Statement or the Final Prospectus (such descriptions being identified by page number in Schedule VII) of the agreements set out in Schedule VII are accurate in all material respects.

            In rendering such opinion, (A) as to matters of fact, such counsel may rely, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and the representations and warranties on the Company set forth herein and (B), with respect to its opinion set forth in (iii) above, on the opinion of Ernst & Young (Georgia) with respect to the agreements addressed in the opinion of Ernst & Young (Georgia).

                  (c) On or prior to the date hereof, the Agents shall have been furnished such information, documents, certificates, and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in Section 8(a), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as you may reasonably request.

                  (d) On the date hereof, you shall have received a certificate of the President, any Vice President or Treasurer or Assistant Treasurer or any other authorized officer of the Company, dated as of the date hereof, to the effect that the signer of such certificate has examined the Registration Statement, the Final Prospectus and this Agreement and the U.S. Placement Agent Agreement and that to the best of his or her knowledge (i) since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been any material adverse change in the financial condition, earnings or cash flow of the Company and its subsidiaries considered as one enterprise or any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth or contemplated in the Final Prospectus, as supplemented or amended, (ii) the other representations and warranties of the Company contained in this Agreement and the U.S. Placement Agent Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate (except for those representations and warranties which are given as of a certain date, in which case they were true and correct in all material respects as of such date), (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate in all material respects, (iv) there is no legal or governmental proceeding pending or, to the best of such officer's knowledge, threatened, which is required to be disclosed in the Registration Statement other than any disclosed therein and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the SEC.

                  (e) On the effective date of the Registration Statement and as of the date hereof, you shall have received a letter, addressed to the Agents, and in form and substance reasonably satisfactory to you, with reproduced copies or signed counterparts thereof for each of the Agents, from LJ Soldinger Associates LLC, dated the date of delivery:

                  (i) confirming that they are independent certified public
            accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC;

                  (ii) stating that, in their opinion, the audited financial statements included or incorporated by reference in each Prospectus Supplement which shall be filed as a supplement to the Final Prospectus and reported on by them (including but not limited to the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003) comply in form in all respects with the accounting requirements of the Exchange Act and the related published rules and regulations of the SEC thereunder that apply to a prospectus filed in connection with a registration statement on Form S-3 under the Act (except that certain supporting schedules are omitted);

                  (iii) based upon a reading of the latest unaudited financial statements made available by the Company, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and certain other limited procedures requested by you and described in detail in such letter, nothing has come to their attention that causes them to believe that the information included under the headings "Prospectus Supplement Summary," "Ratio of Earnings to Fixed Charges" and "Description of Capital Stock" is not in conformity with the disclosure requirements of Regulation S-K that apply to a prospectus as filed in connection with a registration statement on Form S-3 under the Securities Act;

                  (iv) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus Supplement; (B) for the period from December 31, 2003 to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, except in all instances for changes, increases or decreases that the Prospectus Supplement discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents; and

                  (v) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Prospectus Supplement agrees with the accounting records of the Company, excluding any questions of legal interpretation.

                  (f) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Securities shall be reasonably satisfactory in form and substance to you and to counsel for the Agents, and the Agents shall have received from such counsel for the Agents a favorable opinion, dated as of the date hereof, with respect to such of the matters set forth under Section 8(a), and with respect to such other related matters, as you may reasonably request, provided that counsel to the Agents shall be expressly permitted to rely on the opinions from counsel to the Company delivered hereunder or any other counsel that the counsel to the Agents deems necessary to render its opinion if required by the Agents.

            Any certificate or other document signed by any officer of the Company and delivered to you or to counsel for the Agents or the U.S. Agents shall be deemed a representation and warranty by the Company hereunder to the Agents and the U.S. Agents as to the statements made therein. If any condition to the Agents' or the U.S. Agents' obligations hereunder or under the U.S. Placement Agent Agreement to be fulfilled prior to or at the date hereof is not so fulfilled, you may on behalf of the several Agents terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

            9. Indemnification and Contribution.

                  (a) Subject to the conditions set forth below, and notwithstanding any information, facts or circumstances that have, or reasonably should have, come into the possession of any of the indemnified parties (as defined below) as a result of their due diligence or other investigations or inquiries in connection with the offering and sale of the Securities and the preparation and/or distribution of the Registration Statement, the Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus, the Company agrees to indemnify and hold harmless each Agent, its officers, directors, partners, employees, counsel and agents, and each person, if any, who controls any Agent against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, counsel fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) any International Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or (B) in any application or other document or communication (collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 9(b) with respect to any Agent by or on behalf of such Agent expressly for inclusion in any International Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any actual or alleged breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement or the U.S. Placement Agent Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement or the U.S. Placement Agent Agreement.

                  If any action is brought against an Agent or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of an Agent (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this Section 9(a) unless the Company' defense of any such action is actually prejudiced) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the Company, (ii) the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or (iii) such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company and the representation of the indemnified party by counsel chosen by the Company would be inappropriate due to actual or potential differing interests among the parties represented by such counsel, in any of which events such fees and expenses shall be borne by the Company (provided, however, that in connection with any claim by one or more indemnified parties relating to the same action or proceeding, the Company shall be liable only for the fees and expenses of one separate firm of attorneys in each jurisdiction in which such action or proceeding shall be brought or is pending, in each case selected by you in your sole discretion and representing all similarly affected indemnified parties) and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Agents of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities, any International Prospectus, or any amendment or supplement thereto, or any application. With respect to any untrue statement or alleged untrue statement made in, or omission or alleged omission from, any International Prospectus, the indemnity agreement contained in this
      Section 9(a) with respect to such prospectus shall not inure to the benefit of such Agent (or to the benefit of any of its officers, directors, partners, employees and agents, or any person controlling such Agent) if such prospectus (or such prospectus as amended or supplemented if the Company shall have filed with any amendment or supplement thereto) which shall have been furnished to such Agent prior to the time it sent written confirmation of such sale to such person does not contain such statement, alleged statement, omission, or alleged omission and a copy of any International Prospectus (or such prospectus as amended or supplemented if the Company shall have filed with any amendment or supplement thereto) shall not have been sent or given to such person and such person shall not otherwise have received a copy thereof at or prior to the written confirmation of such sale to such person.

                  (b) Each Agent severally agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any International Prospectus, and each other person, if any, who controls the Company, to the same extent as the foregoing indemnity from the Company to the several Agents in Section 9(a), but only with respect to statements or omissions, if any, made in any International Prospectus, or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information furnished to the Company as stated in this Section 9(b) with respect to any Agent by or on behalf of such Agent expressly for inclusion in any International Prospectus, or any amendment or supplement thereto, or in any application, as the case may be. For all purposes of this Agreement, (i) the amounts of the Commissions set forth in any International Prospectus and (ii) information contained in any International Prospectus included therein that the Agents have agreed to sell on behalf of the Company the Securities constitute the only information furnished in writing by or on behalf of any Agent expressly for inclusion in any International Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any International Prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against any Agent pursuant to this Section 9(b), such Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 9(a).

                  (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 9(a) or 9(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any International Prospectus, and any controlling person of the Company) as one entity and the Agents, in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that the Agents are responsible for the proportion thereof equal to the percentage which the total Commissions received by such Agents bears to the total sales price for the sale of Securities sold to or through the Agents to the date of such liability and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Agents in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Agents, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Agents agree that it would be unjust and inequitable if the respective obligations of the Company and the Agents for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Agents and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 9(c). Notwithstanding the provisions of this Section 9(c), in no case shall any Agent be responsible for a portion of the contribution obligation imposed on all Agents in excess of the Commissions received by such Agent in connection with the Securities from which such losses, liabilities, claims, damages and expenses arise. No person guilty of a fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9(c), each person, if any, who controls an Agent within the meaning of
      Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of an Agent shall have the same rights to contribution as such Agent and each person, if any, who controls the Company, each officer of the Company who shall have signed any International Prospectus, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9(c). This Section 9(c) is intended to supersede any other right to contribution. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section

      9(c), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this
      Section 9(c).

            10. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the date hereof, and such representations, warranties, covenants, and agreements of the Agents and the Company, including the indemnity and contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 9(b), and shall survive termination of this Agreement.

            11. Effective Date of This Agreement and Termination Thereof.

                  (a) This Agreement shall become effective upon execution and delivery hereof by the parties hereto.

                  (b) If you elect to terminate this Agreement, you shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter. If, as so provided, the Company elects to terminate this Agreement, the Company shall notify you promptly by telephone, telex, or telegram, confirmed by letter.

                  (c) The Company may elect to suspend or terminate the offering of Securities under this Agreement at any time; the Company also (as to any one or more of the Agents, including you) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension to all of the Agents and by giving not less than five days' written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than five days' written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Securities shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Securities relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Securities. The Company shall promptly notify the other parties in writing of any such termination.

                  (d) You may, and, upon the request of an Agent with respect to any Securities sold by such Agent shall, terminate any agreement hereunder by you to sell such Securities, immediately upon notice to the Company at any time at or prior to the settlement date relating thereto, (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, earnings or cash flow of the Company and its Subsidiaries, considered as one enterprise, or any development reasonably likely to have a material adverse effect on the financial condition of the

      Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States or the international financial markets is such as to make it, in the reasonable judgment of you or such Agent or Agents, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the Oslo Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium has been declared by either U.S. federal or New York or Norwegian authorities, or if a material disruption in commercial banking or securities settlement or clearance services in the United States or Norway has occurred, or (iv) if there shall have come to the attention of you or such Agent or Agents any facts that would cause them to believe that the Pre-Effective Prospectus, the Effective Prospectus, the Final Prospectus or any International Prospectus, at the time it was required to be delivered to a purchaser of Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

                  (e) The termination of this Agreement or the U.S. Placement Agent Agreement shall not require termination of any agreement by you, and the termination of any such agreement shall not require termination of this Agreement or the U.S. Placement Agent Agreement.

                  (f) Anything in this Agreement to the contrary notwithstanding other than Section 11(g), if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the several Agents, in addition to the obligations the Company assumed pursuant to Section 7, will be to reimburse the several Agents for such reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed issuance, sale and delivery of the Securities and upon demand the Company agrees to pay promptly the full amount thereof to you for the respective accounts of the Agents.

                  (g) Notwithstanding any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 6(a), 7, 9, 10, 12, 13 and 14 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof and shall survive termination of this Agreement.

            12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Agent, shall be mailed, delivered, or telexed or telecopied and confirmed by letter, to such Agent at the address set forth below, or if sent to the Company, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to the Company, P.O. Box 291, St. Peter Port, Guernsey, G71 3RR, British Isles, Attention:
_______________. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

            If to you:
            ABG Sundal Collier Norge ASA
            P.O. Box 1444
            0115 Oslo
            Norway
            Attn:


            If to Aton Financial Holdings


            If to Orion Securities Inc.



            If to Terra Securities ASA



            13. Parties. You represent that you are authorized to act on behalf of the several Agents named in Schedule I hereto, and the Company shall be entitled to act and rely on any request, notice, consent, waiver, or agreement purportedly given on behalf of the Agents when the same shall have been given by you on such behalf. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Agents (and any affiliate of an Agent that assists the Agent in the placement of Securities) and the Company and the persons and entities referred to in Section 9 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any purchaser, as such, of the Securities), and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Agents hereunder are several and not joint.

            14. Construction. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Time is of the essence in this Agreement.

            15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

            If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                                Very truly yours,


                                                CanArgo Energy Corporation


                                                By______________________________



Accepted as of the date first above written.


ABG Sundal Collier Norge ASA


By______________________________


On behalf of itself and the other several
  Agents named in Schedule I hereto.

                                   SCHEDULE I

                                     AGENTS

Lead Placement Agent:
      ABG Sundal Collier Norge ASA              [___ million shares]


Agents:
      Aton Financial Holdings                   [___ million shares]
      Orion Securities Inc.                     [___ million shares]
      Terra Securities ASA                      [___ million shares]

                                   SCHEDULE II

                              MATERIAL SUBSIDIARIES

                                  SCHEDULE III

                                    CONSENTS

                                   SCHEDULE IV

                               REGISTRATION RIGHTS

SCHEDULE V

                       EMPLOYEE STOCK OPTION BENEFIT PLANS

Amended and Restated 1995 Long-Term Incentive Plan (Incorporated to the Company's Form 10-K filed with the SEC on April 29, 2004 by reference 32 from Post-Effective Amendment No. 1 to Form S-1 Registration Statement, File No. 333-72295 filed on July 29, 1999).

Amended and Restated CanArgo Energy Inc. Stock Option Plan (Incorporated to the Company's Form 10-K filed with the SEC on April 29, 2004 by reference from September 30, 1998 Form 10-Q).

SCHEDULE VI

                               MATERIAL AGREEMENTS

1. Standby Equity Distribution Agreement between Cornell Capital Partners, L.P. and CanArgo Energy Corporation dated February 11, 2004 (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from Form S-3 filed May 6, 2003 (Reg. No. 333-115261)).

2. Placement Agent Agreement between CanArgo Energy Corporation, Newbridge Securities Corporation and Cornell Capital Partners, L.P. dated February 11, 2004 (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from Form S-3 filed May 6, 2003 (Reg. No. 333-115261)).

3.    DELETED

4.    DELETED

5.    DELETED

6. Production Sharing Contract between (1) Georgia and (2) Georgian Oil and JKX Ninotsminda Ltd. dated February 12, 1996 (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from Form S-1 Registration Statement, File No. 333-72295 filed on September 7,
      1999).

7. Management Services Agreement between CanArgo Energy Corporation and Vazon Energy Limited relating to the provisions of the services of Dr. David Robson dated June 29, 2000 (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from September 30, 2000 Form 10-Q).

8. Tenancy Agreement between CanArgo Energy Corporation and Grosvenor West End Properties dated September 8, 2000 (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from September 30, 2000 Form 10-Q).

9. Production Sharing Contract between (1) Georgia and (2) Georgian Oil and CanArgo Norio Limited dated December 12, 2000 (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from December 31, 2000 Form 10-K).

10. Employment Agreements between CanArgo Energy Corporation and Vincent McDonnell dated December 1, 2000 (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from December 31, 2001 Form 10-K).

11.   DELETED

12.   DELETED

13.   DELETED

14.   DELETED

15.   DELETED

16.   DELETED

17.   DELETED

18. Sale agreement of CanArgo Petroleum Products Limited between CanArgo Limited and Westrade Alliance LLC dated October 14, 2002. (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from September 30, 2002 Form 10-Q)

19. Farm-in Agreement dated September 4, 2003 relating to the Norio (Block XI(C)) and North Kumisi Production Sharing Agreement in the Republic of Georgia with a wholly owned subsidiary of Georgian Oil, the Georgian State Oil Company (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from September 30, 2003 Form 10-Q).

20. Farm-in Agreement dated September 7, 2003 relating to the M11 well on the Manavi Cretaceous prospect within the Ninotsminda PSC area between Ninotsminda Oil Company Limited and Georgian British Oil Services Company Limited (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from September 30, 2003 Form 10-Q).

21. Stock Purchase Agreement dated September 24, 2003 regarding the sale of all of the issued and outstanding stock of Fountain Oil Boryslaw (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from September 30, 2003 Form 10-Q).

22. Manavi Termination Agreement dated December 5, 2003 (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from December 31, 2003 Form 10-K).

23. Registration Rights Agreement between CanArgo Energy Corporation and Cornell Capital Partners, L.P. dated February 11, 2004 (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from Form S-3 filed May 6, 2003 (Reg. No. 333-115261).

24. Escrow Agreement among CanArgo Energy Corporation, Cornell Capital Partners, L.P. and Butler Gonzalez LLP dated February 11, 2004 (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from Form S-3 filed May 6, 2003 (Reg. No. 333-115261)).

25. Termination Agreement between CanArgo Energy Corporation and Cornell Capital Partners, L.P. dated February 11, 2004 (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from Form S-3 filed May 6, 2003 (Reg. No. 333-115261)).

26. Agreement between CanArgo Samgori Limited and Georgian Oil Samgori Limited dated January 8, 2004 (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from Form S-3 filed May 6, 2003 (Reg. No. 333-115261)).

27. Consultancy Agreement between CanArgo Energy Corporation and Europa Oil Services Limited dated January 8, 2004 (Incorporated to the Company's Form 10-Q filed with the SEC on May 17, 2004 by reference from Form S-3 filed May 6, 2003 (Reg. No. 333-115261)).

28. Loan Agreement between CanArgo Energy Corporation and Salahi Ozturk dated April 26, 2004 (Filed with the Company's Form 10-Q filed with the SEC on May 17, 2004).

29. Loan Agreement between CanArgo Energy Corporation and C A Fiduciary Services Limited AS dated April 29, 2004 (Filed with the Company's Form 10-Q filed with the SEC on May 17, 2004).

30. Oil Sales Agreement between CanArgo Energy Corporation and Primrose Financial Group dated May 05, 2004 (Filed with the Company's Form 10-Q filed with the SEC on May 17, 2004).

31. Oil Sales Agreement between CanArgo Energy Corporation and Sveti Limited dated April 01, 2004 (Filed with the Company's Form 10-Q filed with the SEC on May 17, 2004).

32. Agreement dated April 25, 2004 between Ninotsminda Oil Company Limited, Sveti Limited and Primrose Financial Group on the termination of the Crude Oil Sales Agreement dated April 1, 2004 between Ninotsminda oil Company Limited and Sveti Limited and the terms for the conclusion of a new crude oil sales agreement between Ninotsminda Oil Company Limited and Primrose Financial Group (Filed with the Company's Form 10-Q filed with the SEC on May 17, 2004).

33.   DELETED

SCHEDULE VII

                 AGREEMENTS DESCRIBED IN REGISTRATION STATEMENT


1. Form 8-K dated May 19, 2004

   1.1. May 28, 2004 - CanArgo Acquisition Corporations sells its interests in the Bugruvativske Field to Stanhope Solutions Ltd. for $2 million (same as Recent Developments Section in Prospectus Supplement)

   1.2. May 19, 2004 - CanArgo signed Promissory Note with Cornell whereby Cornell agreed to advance CanArgo $1.5K (same as Recent Developments
            Section in Prospectus Supplement)

2. Form 8-K dated June 1, 2004

   2.1. June 2, 2004 - WEUS Holding, Inc. agreed to supply Under Balanced Coiled Tubing Drilling (same as Recent Developments Section in Prospectus Supplement)

3. Form 10-Q for Quarterly Period Ending March 31, 2004

   3.1. February 2004 - Standby Equity Distribution Agreement and Facility Agreement with Cornell up to $20 million (same as Recent Developments Section in Prospectus Supplement)

   3.2.     September 2003 - Norio Production Sharing Agreement (Norio PSA) farm
            - in agreement - obligates Georgian Oil to pay up to $2,000,000 to complete the MK-72 well in return for a 15% interest in the contractor share of Norio PSA

   3.3.     DELETED

   3.4. September 2003 - deal to purchase some of the minority interests in CanArgo Norio by a share swap for shares in CanArgo

   3.5.     Production Sharing Contract for Blocks XI(G) and XI(H) - the
            "Tbilisi PSC"

   3.6. 2002 - Letter of Agreement entitling AES to 15% of future gas sales from the Sub Middle Eocene

   3.7. May 2004 - Ninotsminda Oil Company agrees to pay $2,300,000 arising from security deposit payments under oil sales agreements signed in May 2004

   3.8. April 2004 - completed acquisition of 50% interest in Samgori (Block XI(B)) Production Sharing Contract (Samgori PSC) (same as Recent Developments Section in Prospectus Supplement)

   3.9. April 16, 2004 - Europa Oil Services was issued 4M restricted shares of CanArgo Common Stock in arms length transaction

   3.10.    DELETED

   3.11. October 2002 - agreement to sell 50% holdings to unaffiliated company for $4M in arms-length transaction

   3.12. April 26, 2004 - loan and warrant agreement with Sahali Ozturk in an arms-length transaction ($1M) (same as Recent Developments Section in Prospectus Supplement)

   3.13. April 29, 2004 - loan and warrant agreement with CA Fiduciary Services Limited ($300,900) (same as Recent Developments Section in Prospectus Supplement)

   3.14. May 5, 2004 - Ninotsminda Oil Company Limited (NOC) entered into 12-month crude oil sales agreement with Primrose Financial Group (same as Recent Developments Section in Prospectus Supplement)

   3.15.    DELETED

   3.16. May 2004 - NOC entered 10-month crude oil sales agreement to sell its monthly share of oil produced under the Ninotsminda PSC

4. Form 10-K for FY ended 12/31/03

   4.1.     Ninotsminda, Manavi and West Rustavi Production Sharing Contract

   4.2.     Nazvrevi and Block XIII Production Sharing Contract

   4.3.     Norio Block and North Kumisi Production Sharing Agreement

   4.4.     Block XI(G) and XI(H) Production Sharing Agreement (same as 3.5)

   4.5.     Letter agreement with AES (same as 3.6)

   4.6.     Farm-in agreement with Georgian Oil relating to Norio PSA (same as
            3.2)

   4.7. February 2004 - Standby Equity Distribution Agreement to issue shares to Cornell Capital Partners LP (same as 3.1 and Recent Developments Section in Prospectus Supplement)

   4.8.     DELETED

   4.9.     Dr. Robson Management Services Agreement

   4.10. May 2003 - NOC entered into a new 12-month crude oil sales agreement (same as 3.14)

   4.11.    DELETED

   4.12.    DELETED

   4.13.    Block XI(B) PSC (Samgori) (same as 3.8)

5. Registration Statement

   5.1.     Recent Development Section

   5.2. Ninotsminda Production Sharing Contract in Georgia (100% interest in Contractor's share) (same as 4.1)